Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Reports Fourth Quarter and Full-Year 2015 Results

CANONSBURG, Pa. - February 24, 2016 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported fourth quarter and full-year 2015 financial and operational results. Highlights to date include:

•	Fourth quarter average daily throughput of 703 MDth/d, a 36% increase relative to fourth quarter 2014

•	2015 average daily throughput of 647 MDth/d, a 71% increase relative to full-year 2014 volumes

•	Adjusted EBITDA(1) of $19.1 million and $63.8 million for the fourth quarter and full-year, respectively

•	Distributable cash flow (“DCF”)(1) of $17.0 million and $56.9 million for the fourth quarter and full-year 2015, respectively

•	DCF coverage ratio of 1.22x for the fourth quarter

•	Increased fourth quarter distribution to $0.1965 per common unit

•	Leverage of 2.1x (net debt / LTM 2015 Adjusted EBITDA)

•	Increased acreage dedication in Western Greene County, Pennsylvania to 93,000 gross acres from Rice Energy (NYSE: RICE) (“Rice Energy”)

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We are pleased to deliver strong fourth quarter and full year results, despite a challenging commodity environment. Our strong results and consistent execution demonstrate the strength and resiliency of our business, which is driven by a disciplined and aligned sponsor, excellent third party dedications, and a concentrated footprint in the core of some of the lowest breakeven gas areas in the country.”

Fourth Quarter 2015 Results

Average daily throughput for the fourth quarter was 703 MDth/d, a 36% increase relative to fourth quarter 2014, with 18% attributable to third-party volumes. Water services volumes totaled 202 million gallons, with 58% attributable to third-party volumes. Operating revenues were $29.3 million, and operation and maintenance expenses totaled $4.9 million. We reported net income attributable to limited partners of $12.5 million, or $0.18 per limited partner unit. Adjusted EBITDA and DCF were $19.1 million and $17.0 million, respectively. Estimated maintenance capital expenditures totaled $1.1 million and cash interest expense was $0.9 million.

Full Year 2015 Financial Results

For the year ended December 31, 2015, average daily throughput was 647 MDth/d, with 16% attributable to third-party volumes. Water services volumes totaled 777 million gallons with 23% attributable to third-party volumes. Operating revenues were $114.5 million, and operation and maintenance expenses were $14.9 million. We reported net income attributable to limited

1.	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA and DCF.

partners of $52.5 million, or $0.76 per limited partner unit. Adjusted EBITDA and DCF were $63.8 million and $56.9 million, respectively. Estimated maintenance capital expenditures totaled $4.5 million and cash interest expense was $2.4 million.

During 2015, RMP invested approximately $170 million to develop its gas gathering and compression assets, and $4.5 million for estimated maintenance capital.

	Average Daily Throughput (MDth/d)
	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Gathering Assets
Washington County System	571	485
Greene County System	132	162

Total	703	647

% Third-party	18%	16%

Capacity (MMgal/d)
Year Ended December 31, 2015
Water Assets
Pennsylvania Water	7.7
Ohio Water	10.7

Total	18.4

Western Greene County Midstream Update

Subsequent to year-end, Rice renegotiated its third party gas gathering agreement for acreage acquired from Chesapeake Appalachia, L.L.C. in August 2014 to increase the acreage dedication from Rice Energy to RMP by 19,000 gross acres to approximately 93,000 gross acres. RMP will gather all production above the first 40 MDth/d, as well as pursue additional third party gathering and water opportunities surrounding this dedication.

Financial Position and Liquidity

As of December 31, 2015, we had $307 million of undrawn under capacity on our revolving credit facility and $8 million of cash on hand, resulting in $315 million of total liquidity to fund our 2016 capital budget.

Quarterly Cash Distribution

On January 22, 2016, we declared a quarterly distribution of $0.1965 per unit for the fourth quarter 2015, an increase of $0.003 per unit relative to third quarter 2015. The distribution was payable on February 11, 2016 to unitholders of record as of February 2, 2016.

Conference Call

RMP will host a conference call on February 25, 2016 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss fourth quarter and full-year 2015 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

Rice Energy will host a conference call on February 25, 2016 at 9:30 a.m. Eastern time (8:30 a.m. Central time) to discuss fourth quarter and full-year quarter 2015 financial and operating results and we encourage RMP investors to listen-in. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from Rice’s homepage.

Please visit www.ricemidstream.com to view a presentation containing fourth quarter and full-year 2015 information.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales.

For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), the acquisition of the water services business and the concurrent private placement, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; the availability of capital on an economic basis; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; legislative and regulatory changes adversely affecting the industry; transportation capacity constraints and interruptions; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Furthermore, the acquisition of the water services business by the Partnership, the concurrent private placement by the Partnership and related transactions may not be completed as described or at all. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per unit data)	2015	2014	2015	2014
Operating revenues:
Affiliate (1)	$21,379	$1,626	$93,668	$1,863
Third-party	7,935	1,743	20,791	4,585

Total operating revenues	29,314	3,369	114,459	6,448
Operating expenses:
Operation and maintenance expense	4,882	1,353	14,910	4,773
General and administrative expense	3,072	2,374	13,394	11,106
Incentive unit (income) expense (2)	(4)	1,689	1,044	13,480
Equity compensation expense	1,185	410	4,501	816
Depreciation expense	5,944	1,553	16,399	4,165
Acquisition costs	—	1,519	—	1,519
Amortization of intangible assets	408	408	1,632	1,156
Other expense	51	—	543	—

Total operating expenses	15,538	9,306	52,423	37,015

Operating income (loss)	13,776	(5,937)	62,036	(30,567)
Other (expense) income	—	(110)	11	(110)
Interest expense (2)	(1,094)	(1,824)	(3,164)	(13,571)
Amortization of deferred finance costs	(144)	—	(576)	—

Income (loss) before income taxes	12,538	(7,871)	58,307	(44,248)
Income tax (expense) benefit	(17)	2,935	(5,812)	12,920

Net income (loss)	$12,521	$(4,936)	$52,495	$(31,328)

Net income attributable to limited partners	$11,529	$1,162	$45,199	$1,162
Weighted average limited partner units (in millions)
Common units (basic)	36.5		30.7
Common units (diluted)	36.7		30.8
Subordinated units (basic and diluted)	28.8		28.8
Net income attributable to RMP per limited partner unit (basic and diluted) (3)
Common units	$0.18		$0.76
Subordinated units	$0.18		$0.76
Adjusted EBITDA(4)	$19,065	N/M	$63,780	N/M
Distributable cash flow (5)	$16,997	N/M	$56,944	N/M
Quarterly distribution per unit	$0.1965		$0.7680
Distribution declared:
Limited partner units - Public	$8,284
Limited partner units - RICE	5,651

Total distribution declared	$13,935
DCF coverage ratio	1.22	x

1.	Prior to our IPO, we did not charge a gathering fee to affiliates, including Rice Energy, other than a fee charged on a single receipt point pipeline in Greene County in which we own a 60% working interest.
2.	Prior to our IPO, we were allocated our proportionate share of incentive unit expense, equity compensation expense, and interest expenses initially recognized by Rice Energy. Additionally, prior to their acquisition, the Water Assets were also allocated incentive unit expense, equity compensation expense and interest expense initially recognized by Rice Energy. These non-cash charges are described in more detail in Note 9 to the consolidated financial statements in our 10-Q.
3.	Net income per limited partner unit is presented only for the period subsequent to our initial public offering and does not include results attributable to the Water Assets prior to their acquisition as these results are not attributable to our limited partners.
4.	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read Supplemental “Non-GAAP Financial Measures.”
5.	We define distributable cash flow as Adjusted EBITDA less interest expense, and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Segment Results of Operations

(Unaudited)

Gathering and Compression Segment

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2015	2014	2015	2014
Affiliate gathering volumes (MDth/d)	577	473	547	345
Third-party gathering volumes (MDth/d)	126	44	100	33

Total gathering volumes (MDth/d)	703	517	647	378
Operating revenues:
Affiliate	$16,434	$1,626	$61,180	$1,863
Third-party	4,739	1,743	16,031	4,585

Total operating revenues	21,173	3,369	77,211	6,448
Operating expenses:
Operation and maintenance expense	2,021	1,093	6,006	3,956
General and administrative expense	2,617	2,066	9,961	9,857
Incentive unit expense	—	1,448	—	11,974
Equity compensation expense	965	363	3,925	741
Depreciation expense	1,778	1,005	6,310	2,856
Acquisition costs	—	1,519	—	1,519
Amortization of intangible assets	408	408	1,632	1,156
Other expense	—	—	492	—

Total operating expenses	7,789	7,902	28,326	32,059
Operating income (loss)	$13,384	$(4,533)	$48,885	$(25,611)

Water Services Segment

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2015	2014	2015	2014
Water service volumes (MMgal)	202	—	777	—
Operating revenues:
Affiliate	$4,945	$—	$32,488	$—
Third-party	3,196	—	4,760	—

Total operating revenues	8,141	—	37,248	—
Operating expenses:
Operation and maintenance expense	2,861	260	8,904	817
General and administrative expense	455	308	3,433	1,249
Incentive unit (income) expense	(4)	241	1,044	1,506
Equity compensation expense	220	47	576	75
Depreciation expense	4,166	548	10,089	1,309
Other operating expense	51	—	51	—

Total operating expenses	7,749	1,404	24,097	4,956
Operating income (loss)	$392	$(1,404)	13,151	$(4,956)

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash stock compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP.

Distributable cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define distributable cash flow as Adjusted EBITDA less cash interest expense, and estimated maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income and net cash provided by (used in) operating activities. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income or net cash provided by operating activities. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because it excludes some but not all items that affect net income and net cash provided by operating activities. You should not consider either Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

	Three Months Ended	Year Ended
(in thousands)	December 31, 2015	December 31, 2015
Adjusted EBITDA reconciliation to loss from continuing operations:
Net income	$12,521	$52,495
Interest expense	1,094	3,164
Income tax expense	17	5,812
Depreciation expense	5,944	16,399
Amortization of intangible assets	408	1,632
Non-cash equity compensation expense	1,185	4,501
Incentive unit (income) expense	(4)	1,044
Amortization of deferred finance costs	144	576
Other expense	51	543
Adjusted EBITDA attributable to Water Assets prior to acquisition(1)	(2,295)	(22,386)

Adjusted EBITDA	$19,065	$63,780

Adjusted EBITDA	$19,065	$63,780
Cash interest expense	(948)	(2,356)
Estimated maintenance capital expenditures	(1,120)	(4,480)

Distributable cash flow	$16,997	$56,944

Reconciliation of Adjusted EBITDA to Cash used in operating activities:
Adjusted EBITDA	$19,065	$63,780
Interest expense	(1,094)	(3,164)
Other income (expense)	(51)	(543)
Adjusted EBITDA attributable to Water Assets prior to acquisition(1)	2,295	22,386
Changes in operating assets and liabilities which used cash	(1,426)	(12,453)

Net cash provided by operating activities	$18,789	$70,006

1.	Adjusted EBITDA attributable to the Water Assets prior to their acquisition is excluded from our adjusted EBITDA calculation as these amounts are not attributable to our limited partners. For the three months ended December 31, 2015, the Adjusted EBITDA attributable to the Water Assets prior to acquisition was calculated with net income of $1.0 million, plus interest expense of $0.1 million, depreciation expense of $1.1 million and non-cash equity compensation of $0.1 million. For the year ended December 31, 2015, the Adjusted EBITDA attributable to the Water Assets prior to acquisition was calculated with net income of $7.3 million plus interest expense of $0.8 million, income tax expense of $5.8 million, depreciation expense of $7.0 million, non-cash equity compensation of $0.4 million and $1.0 million of incentive unit expense.